U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   June 18, 2004

Roberts Realty Investors, Inc.
(Exact name of Registrant as specified in charter)

Georgia	001-13183	56-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

(770) 394-6000
Registrant's Telephone Number, including Area Code

450 Northridge Parkway, Suite 302, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Item 5.  Other Events and Required FD Disclosure.

        On or about June 18, 2004, the registrant sent a letter to its shareholders along with a special distribution of $4.50 per share. A copy of the letter is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)   Not Applicable
        (b)   Not Applicable
        (c)   Exhibits:

                Exhibit Number                  Description

                 99.1       Letter dated June 18, 2004 regarding distribution to shareholders.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: June 18, 2004	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

Exhibit Index

        Exhibit Number                  Description

             99.1        Letter dated June 18, 2004 regarding distribution to shareholders.

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